EXHIBIT 23.3
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2007, relating to the consolidated financial statements and financial statement schedule of International Wire Group, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of International Wire Group, Inc. for the year ended December 31, 2006.


/s/ Deloitte & Touche LLP

Rochester, New York
May 18, 2007